Dobson Cellular Systems, Inc.
Offer to Exchange
$250,000,000 8 3/8% First Priority Senior Secured Notes due 2011,
$250,000,000 First Priority Senior Secured Floating Rate Notes due 2011 and
$325,000,000 9 7/8% Second Priority Senior Secured Notes due 2012 for
$250,000,000 8 3/8% First Priority Senior Secured Notes due 2011,
$250,000,000 First Priority Senior Secured Floating rate Notes due 2011 and
$325,000,000 9 7/8% Second Priority Senior Secured Notes due 2012
that have been registered under the Securities Act of 1933
      The Original Notes and New Notes will be guaranteed on a senior basis by Dobson Cellular’s direct and indirect parent companies, Dobson Operating Co., LLC and Dobson Communications Corporation, and on a senior secured basis by Dobson Cellular’s current wholly owned subsidiary and future domestic restricted subsidiaries. The 2011 Notes will be secured by a first priority lien on Dobson Cellular’s assets that secure its senior secured credit facility, other than certain collateral described herein on which the 2011 Notes will have a second priority lien, and the 2012 Notes will be secured by a second priority lien on the assets on which the 2011 Notes have a first priority lien, and a third priority lien on the assets on which the 2011 Notes have a second priority lien.
To: Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
      Dobson Cellular Systems, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                     (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $250,000,000 of the Company’s 8 3/8% First Priority Senior Secured Notes due 2011 (“2011 Fixed Rate Notes”), $250,000,000 of the Company’s First Priority Senior Secured Floating Rate Notes due 2011 (“2011 Floating Rate Notes” and collectively with the 2011 Fixed Rate Notes, the “2011 Notes”) and $325,000,000 of the Company’s 9 7/8% Second Priority Senior Secured Notes due 2012 (“2012 Notes” and collectively with the 2011 Notes, the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s unregistered, issued and outstanding 8 3/8% First Priority Senior Secured Notes due 2011 (“Original 2011 Fixed Rate Notes”), First Priority Senior Secured Floating Rate Notes due 2011 (“Original 2011 Floating Rate Notes” and collectively with the Original 2011 Fixed Rate Notes, the “Original 2011 Notes”) and 9 7/8% Second Priority Senior Secured Notes due 2012 (“Original 2012 Notes” and collectively with the Original 2011 Notes, the “Original Notes”, and the Original Notes collectively with the New Notes, the “Notes”) from the registered holders thereof. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated November 8, 2004, by and among the Company, Dobson Communications Corporation, Dobson Operating Co., LLC, DOC Lease Co., LLC and the initial purchasers referred to therein.
      We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated ;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
      If a registered holder of Original Notes desires to tender, but time will not permit required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”
      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

DOBSON CELLULAR SYSTEMS, INC.
      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.
Enclosures

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